JPMorgan Funds - J.P. Morgan Mutual Fund Investment Trust
Rule 10f-3 Transactions
For the period from July 1, 2012 to December 31, 2012

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Fund JPMorgan Growth Advantage Fund
Trade Date 10/12/2012
Issuer Laredo Petroleum Holdings, Inc. (LPI) Secondary
Cusip 51680610
Shares 168,400
Offering Price $20.25
Spread $0.81
Cost $3,410,100
Dealer Executing Trade Goldman Sachs & Co.
% of Offering  purchased by firm 7.35%
Syndicate Members JP Morgan/ Goldman, Sachs & Co./ BofA Merrill Lynch/ Wells Fargo Securities
Fund JPMorgan Growth Advantage Fund
Trade Date 10/12/2012
Issuer Workday, Inc. (WDAY) IPO
Cusip 98138H10
Shares 94,300
Offering Price $28.00
Spread $1.68
Cost $2,640,400
Dealer Executing Trade Goldman Sachs & Co.
% of Offering  purchased by firm 1.88%
Syndicate Members Morgan Stanley/ Goldman, Sachs & Co./ Allen & Company LLC/ JP Morgan/ Cowen and Company/ JMP Securities/ Pacific Crest Securities/ Wells Fargo Securities/ Canaccord Genuity
Fund JPMorgan Growth Advantage Fund
Trade Date 10/26/2012
Issuer The WhiteWave Foods Company (WWAV) IPO
Cusip 96624410
Shares 77,000
Offering Price $17.00
Spread $1.02
Cost $1,309,000
Dealer Executing Trade Credit Suisse
% of Offering  purchased by firm 3.05%
Syndicate Members JP Morgan/ Credit Suisse/ BofA Merrill Lynch/ Morgan Stanley/ Barclays/ Wells Fargo Securities/ Credit Agricole CIB/ SunTrust Robinson Humphrey